Exhibit 99.1

Phreesia, Inc. Announces Fiscal Second Quarter 2020 Results

NEW YORK, September 9, 2019 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the fiscal second quarter and six months ended July 31, 2019.

“Phreesia’s mission is to create a better, more engaging healthcare experience,” said Chaim Indig, Chief Executive Officer of Phreesia. “We are pleased with our performance in the fiscal second quarter of 2020, our first as a public company. We believe we are well-positioned to further our mission and execute on our plan in the second half of our fiscal year.”

Fiscal Second Quarter 2020 Highlights

•

In July 2019, we closed our initial public offering (IPO), of 10.7 million shares of common stock, consisting of 7.8 million shares issued and sold by us and 2.9 million shares sold by certain of our selling stockholders. The price per share to the public was $18.00. We received net proceeds of $130.8 million from the IPO, net of underwriters’ discounts and commissions of $9.8 million, and before deducting offering costs of approximately $6.1 million.

•	Revenue was $30.8 million in the quarter compared to $24.8 million in the same period in the prior year, an increase of 24.4%.

•	Average revenue per provider client was $16,472 in the quarter compared to $13,420 in the same period in the prior year, an increase of 22.7%.

•	Average number of provider clients was 1,558 in the quarter compared to 1,463 in the same period in the prior year, an increase of 6.5%.

•

Adjusted EBITDA was $0.7 million in the quarter compared to $1.7 million in the same period in the prior year, down 57.4% reflecting increases in ongoing general and administrative expenses in preparation for operating as a public company.

•	Cash on the balance sheet as of July 31 was $100.1 million, up $94.1 million from April 30, 2019.

•

Cash increased by $94.1 million during the quarter reflecting $130.8 million in net proceeds from our IPO and the repayment of the $17.7 million outstanding balance on our revolving line of credit, a dividend of $15.0 million to our preferred stockholders and $3.9 million of cash payments associated with our IPO.

•

Cash flow from operations for the quarter was $0.6 million versus $1.9 million in the prior-year quarter reflecting the higher expenses and cash payments associated with preparing to operate as a public company.

Phreesia, Inc.

Balance Sheet

(unaudited)

	July 31, 2019	January 31, 2019
Assets
Current:
Cash and cash equivalents	$100,051,186	$1,542,514
Settlement assets	11,298,451	10,216,739
Accounts receivable, net of allowance for doubtful accounts of $722,758 and $517,707	16,787,723	16,109,035
Deferred contract acquisition costs	1,631,384	1,672,706
Prepaid expenses	6,019,043	3,339,788

Total current assets	$135,787,787	$32,880,782
Property and equipment, net of accumulated depreciation and amortization of $32,151,159 and $27,862,007	14,564,348	14,211,018
Capitalized internal-use software, net of accumulated amortization of $17,000,579 and $14,621,135	8,314,329	7,816,060
Deferred contract acquisition costs	1,447,079	1,521,400
Intangible assets, net of accumulated amortization of $152,269 and $33,269	1,317,731	1,436,731
Goodwill	250,190	250,190
Other assets	1,306,044	1,145,319

Total assets	$162,987,508	$59,261,500

Liabilities, Redeemable Preferred Stock and Stockholder’s Equity (Deficit)
Current:
Settlement obligations	$11,298,451	$10,216,739
Current portion of long-term debt	—	97,222
Current portion of capital leases	2,317,529	1,869,343
Accounts payable	10,979,101	4,159,994
Accrued expenses	8,250,017	5,097,868
Deferred revenue	5,782,499	6,487,910

Total current liabilities	$38,627,597	$27,929,076
Long-term debt, net of current portion	19,208,348	27,917,828
Capital leases, net of current portion	2,298,762	2,401,104
Warrant liability	—	5,497,627

Total liabilities	$60,134,707	$63,745,635

Commitments and contingencies (Note 12)
Redeemable preferred stock:
Senior A redeemable preferred stock, $0.01 par value—0 and 14,500,000 shares authorized as of July 31, 2019 and January 31, 2019, respectively; 0 and 13,674,365 issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	—	79,311,317
Series B redeemable convertible preferred stock, $0.01 par value—0 and 10,820,169 shares authorized as of July 31, 2019 and January 31, 2019, respetively; 0 and 9,197,142 shares issued and outstanding as of July 31, 2019 and January 31, 2019 , respectively	—	51,871,881
Junior convertible preferred stock, $0.01 par value—0 and 34,000,000 shares authorized as of July 31, 2019 and January 31, 2019, respectively; 0 and 32,746,041 shares issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	—	32,746,041
Redeemable preferred stock, $0.01 par value—0 and 44,000,000 shares authorized as of July 31, 2019 and January 31, 2019, respectively; 0 and 42,560,530 shares issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	—	42,560,530

Total redeemable preferred stock	—	206,489,769
Stockholders’ Equity (Deficit):
Common stock, $0.01 par value—500,000,000 and 80,000,000 shares authorized as of July 31, 2019 and January 31, 2019, respectively; 35,759,355 and 1,994,721 shares issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	357,594	19,947
Additional paid-in capital	380,875,148	—
Accumulated deficit	(278,379,941)	(210,993,851)

Total stockholders’ equity (deficit)	$102,852,801	$(210,973,904)

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)	$162,987,508	$59,261,500

Phreesia, Inc.

Statement of Operations

(unaudited)

	For the three months ended July 31,		For the six months ended July 31,
	2019	2018	2019	2018
Revenue:
Subscription and related services	$14,003,676	$10,459,387	$26,686,304	$20,461,666
Payment processing fees	11,664,507	9,173,665	23,221,797	18,405,192
Life sciences	5,147,985	5,145,776	9,217,801	9,783,205

Total revenues	30,816,168	24,778,828	59,125,902	48,650,063
Expenses:
Cost of revenue (excluding depreciation and amortization)	4,210,203	3,603,669	8,205,913	6,826,864
Payment processing expense	7,100,675	5,326,634	14,050,009	10,916,466
Sales and marketing	8,120,137	6,528,930	15,821,750	12,775,934
Research and development	4,689,990	3,178,921	8,988,672	6,287,459
General and administrative	7,420,179	4,649,510	13,665,005	9,577,529
Depreciation	2,136,245	1,777,156	4,291,008	3,549,132
Amortization	1,279,106	962,889	2,498,444	1,875,526

Total expenses	34,956,535	26,027,708	67,520,801	51,808,909
Operating loss	(4,140,367)	(1,248,881)	(8,394,899)	(3,158,846)
Other income (expense)	327,421	138,819	(817,278)	(35,905)
Change in fair value of warrant liability	(2,883,851)	(593,215)	(3,306,959)	(884,168)
Interest income (expense)	(745,205)	(883,673)	(1,549,487)	(1,731,561)

Total other income (expense)	(3,301,635)	(1,338,069)	(5,673,724)	(2,651,634)
Loss before provision for income taxes	(7,442,002)	(2,586,950)	(14,068,623)	(5,810,481)
Provision for income taxes	(51,189)	—	(119,177)	—

Net loss	(7,493,191)	(2,586,950)	(14,187,800)	(5,810,481)
Preferred stock dividend paid	(14,955,101)	—	(14,955,101)	—
Accretion of redeemable preferred stock	(48,311,988)	(9,236,353)	(56,175,418)	(11,726,050)

Net loss attributable to common stockholders, basic and diluted	$(70,760,280)	$(11,823,303)	$(85,318,319)	$(17,536,531)

Net loss per share attributable to common stockholders, basic and diluted	$(10.42)	$(6.66)	$(19.20)	$(9.99)

Weighted-average common shares outstanding, basic and diluted	6,793,363	1,776,559	4,443,155	1,755,268

Phreesia, Inc.

Statements of Cash Flows

(unaudited)

	Six months ended July 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(14,187,800)	$(5,810,481)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,789,451	5,424,658
Stock-based compensation expense	2,066,621	503,394
Change in fair value of warrants liability	3,306,959	884,169
Amortization of debt discount	265,314	390,711
Loss on extinguishment of debt	1,072,813	—
Cost of Phreesia hardware purchased by customers	318,666	—
Changes in operating assets and liabilities
Accounts receivable	(678,688)	(1,135,300)
Prepaid expenses and other assets	(3,656,994)	(367,224)
Deferred contract acquisition costs	115,644	(163,838)
Accounts payable	4,548,149	875,157
Accrued expenses	3,329,991	(511,749)
Deferred revenue	(705,411)	855,596

Net cash provided by operating activities	$2,584,715	$945,093

Cash flows used in investing activities:
Capitalized internal-use software	(2,877,714)	(2,469,694)
Purchase of property and equipment	(2,754,478)	(2,390,158)

Net cash used in investing activities	$(5,632,192)	$(4,859,852)

Cash flows from financing activities:
Proceeds from IPO, net of underwriters’ discounts and commissions	$130,781,250	$—
Proceeds from revolving line of credit	9,875,556	—
Payments of revolving line of credit	(17,675,556)	—
Proceeds from term loan	20,000,000	—
Repayment of term loan	(1,041,667)	(583,334)
Repayment of loan payable	(20,000,000)	—
Payment of preferred stock dividends	(14,955,101)	—
Payment on capital leases	(1,164,100)	(1,734,209)
Debt extinguishment costs	(300,000)	—
Debt issuance costs	(112,004)	—
Proceeds from issuance of common stock upon exercise of stock options	78,202	158,799
Payment of offering costs	(3,930,431)	—

Net cash (used in) provided by financing activities	$101,556,149	$(2,158,743)

Net increase in cash and cash equivalents	98,508,672	(6,073,503)
Cash and cash equivalents – beginning of period	1,542,514	10,502,789

Cash and cash equivalents – end of period	$100,051,186	$4,429,286

Disclosures of additional investing and financing activities:
Supplemental information:
Property and equipment acquisitions through capital leases	$1,509,945	$983,275
Deferred issuance costs included in accounts payable and accrued expenses	1,957,966	—
Purchase of property and equipment included in accounts payable	698,579	—
Issurance of warrants related to debt	832,825	—
Cashless exercise of common stock warrants	1,918,782	—
Cash payments for:
Interest	$1,347,126	$1,317,613

Non-GAAP financial measures

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss, before net interest expense (income), provision for income taxes, depreciation and amortization, and before non-cash based compensation expense, non-cash change in fair value of warrant liability and other income (expense), net.

We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this Quarterly Report on Form 10-Q because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; (4) net interest expense/(income); and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.

Adjusted EBITDA

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, unaudited)	2019	2018	2019	2018
Net loss	$(7,493)	$(2,587)	$(14,188)	$(5,810)
Interest (income) expense, net	745	884	1,549	1,732
Depreciation and amortization	3,415	2,740	6,789	5,425
Stock-based compensation expense	1,467	252	2,067	503
Change in fair value warrant liability	2,884	593	3,307	884
Income tax provision	51	—	119	—
Other (income) expense, net	(327)	(139)	817	36

Adjusted EBITDA	$742	$1,743	$461	$2,769

Phreesia, Inc.

Reconciliation of GAAP and Adjusted Operating Expenses

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
GAAP operating expenses
General and administrative	$7,420	$4,650	$13,665	$9,578
Sales and marketing	8,120	6,529	15,822	12,776
Research and development	4,690	3,179	8,989	6,287
Cost of revenue	4,210	3,604	8,206	6,827

	$24,441	$17,961	$46,681	$35,468

Stock compensation included in GAAP operating expenses
General and administrative	$992	$115	$1,313	$231
Sales and marketing	270	75	426	149
Research and development	164	62	253	124
Cost of revenue	41	—	74	—

	$1,467	$252	$2,067	$503

Adjusted operating expenses
General and administrative	$6,428	$4,534	$12,352	$9,347
Sales and marketing	7,851	6,454	15,396	12,627
Research and development	4,526	3,117	8,735	6,164
Cost of revenue	4,169	3,604	8,132	6,827

	$22,973	$17,709	$44,615	$34,964

Phreesia, Inc.

Key Metrics

	For the three months ended July 31,		For the six months ended July 31,
	2019	2018	2019	2018
Key Metrics:
Provider clients (average over period)	1,558	1,463	1,554	1,457
Average revenue per provider client	$16,472	$13,420	$31,126	$26,682
Patient payment volume (in millions)	$464	$358	$925	$718

A Note about Key Metrics

•

Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In one specific case wherein we act as a subcontractor providing white-label services to our partners’ clients, we treat this contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our Platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our Platform and software for our provider clients and their patients.

•

Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of our existing provider-client relationships.

•

Patient payment volume. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards, cash and check. Patient payment volume is a major driver of our payment processing revenue, and we believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients.

Business Outlook

•	For Fiscal Year 2020, we expect:

•	Total revenue to be in the range of $118.5 to $119.0 million

•	Adjusted EBITDA to be positive

Conference Call Information

The Company will hold a conference call on Tuesday, September 10, 2019, at 8:30 a.m. Eastern Time to review the Company’s fiscal second quarter 2020 financial results. To participate in the company’s live conference call and webcast, please dial (866) 211-4557 or (647) 689-6750 for international participants, using conference code number 9796424, or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Available Information

Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Phreesia’s plans, intentions, expectations, strategies and prospects. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, statements about our future financial performance and ability to achieve profitability, including our revenue, costs of revenue and operating expenses and our business outlook for fiscal 2020 as set forth herein; our anticipated growth and growth strategies and our ability to effectively manage that growth; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to maintain the security and availability of our platform; our predictions about our industry (including total addressable market) and market trends for healthcare technology solutions; our ability to attract, retain and cross-sell to healthcare provider clients; our ability to maintain renewal rates for healthcare provider clients; our ability to maintain, protect and enhance our intellectual property; our ability to comply with modified or new laws and regulations applying to our business; the increased expenses associated with being a public company; and our outstanding debt under our credit facility. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Phreesia’s filings with the Securities and Exchange Commission (“SEC”), including Phreesia’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 19, 2019 and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Phreesia as of the date hereof, and Phreesia disclaims any obligation to update any forward-looking statements, except as required by law.

ABOUT PHREESIA

Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.

Investors:

Balaji Gandhi

Phreesia, Inc.

investors@phreesia.com

(929) 506-4950

Media:

Maureen McKinney

Phreesia Inc.

mmckinney@phreesia.com

773-330-8908